EXHIBIT 10(h)

                 DOCUMENTS CONSTITUTING EMPLOYMENT CONTRACT
                               BY AND BETWEEN
                         QUAKER CHEMICAL EUROPE B.V.
                                     AND
                               M. C. J. MEIJER

Mr. M. C. J. Meijer
Bruglaan 3
3743 JB BAARN

                                         Uithoorn, April 10, 1990

Dear Marc,

With reference to your appointment in the position of Vice
President in the to be established Quaker Chemical Europe B.V.
organization, please find herewith:

  -  your letter of appointment;
  - an overview of your main actual employment conditions and your employment conditions effective January 1, 1991;
  - a summary of general terms of employment for members of the Quaker Europe Management Team;
  -  your position description;
  -  the Declaration of Secrecy and Non-competition.

You are kindly requested to return the enclosures, each single page signed for agreement to the Personnel Department.

As you know, the current status of Quaker Chemical Europe B.V. is that of a dormant company. As soon as the Quaker Chemical Europe
B.V. has been established, you will have to sign the official contract plus enclosures.

Compared with your actual salary the incorporation of 15% of the "old" bonus will be compensated to you in December 1990.

During 1990, the Employment Conditions for Quaker Chemical
(Holland) B.V. will remain applicable to you.

                              Best regards,
                              QUAKER CHEMICAL (HOLLAND) B.V.


                              M. J. van der Burgt
                              Personnel Manager

                             Exhibit 10(h) Page

PAGE 1 - LETTER OF APPOINTMENT OF MR. M. C. J. MEIJER
- ------------------------------------------------------------------


Referring to earlier discussions with you, we are pleased to confirm that we have offered you the position of Vice President in our Quaker Europe organization effective January 1, 1991.

As per January 1, 1991, your actual position will no longer exist in Quaker Chemical (Holland) B.V.; consequently, your employment contract with Quaker Chemical (Holland) B.V. will be terminated per that date. Instead, your employment agreement as of January 1, 1991 shall be with Quaker Chemical Europe B.V.

As Addendum 1 to this letter of appointment, you will find an overview of employment conditions that formed the basis for our discussion with you on March 20, 1990 in which we reached formal agreement. In fact, Addendum 1 provides for a comparison between the main conditions agreed upon for your current employment agreement with Quaker Chemical (Holland) B.V. and the main conditions agreed upon for your future employment agreement with Quaker Chemical Europe B.V.

Addendum 2 to this letter of appointment contains the General Terms of Employment of the Quaker Chemical Europe B.V. Management Team.
These General Terms form part of your employment agreement with Quaker Chemical Europe B.V.

The individual terms of your employment agreement with Quaker
Chemical Europe B.V. read as follows:

1.a. The agreement is entered into for an indefinite period of time and may be terminated at any time by either party upon the giving of notice of six months prior to the effective date of such termination.

1.b. If the Company acts to terminate the employment for reasons which are in the Company's opinion beyond the Vice President's fault, a settlement shall be paid at the expiration of the six months notice period. The amount of the settlement shall be two months income per full year of service at the termination date with a maximum of 24 months. For the purpose of this paragraph b, "income" shall mean base salary in addition to the vacation allowance (8-1/2% of the base salary) and a bonus payment equal to 1/12th of the base salary as referred to in
     Article 7 hereof.

     In the event Quaker Chemical Corporation is acquired or otherwise falls under the majority control of a third party, a 24 month salary, bonus, and vacation allowance will be paid if the Vice President elects to resign his position within 12 months of such change in control.


                             Exhibit 10(h) Page
                                      2

PAGE 2 - LETTER OF APPOINTMENT OF MR. M. C. J. MEIJER
- ------------------------------------------------------------------

1.c. If the employment is terminated for reasons other than described in Article 1b above, no settlement will be due.

2. The applicable position description is attached hereto as Addendum 3 and forms part of the terms of your employment agreement.

3. Effective January 1, 1991, your monthly salary will amount to Dfl. 23.326,--, excluding a possible general salary increase or merit increase as per that date.

     The position of Vice President Europe is included in position class 19 with a minimum salary of Dfl. 19.222,38, a job rate salary of Dfl. 28.664,95 and a maximum salary of Dfl.
     33.723,48 per month.

     In your specific situation the maximum salary to be reached amounts to Dfl. 36.414,48 per month. Your relative salary position towards job rate is 81% and towards "personal" maximum is 64%.

     See Article 1 of Addendum 2.

4. The character of the position of Vice President implies that you will obtain detailed knowledge of Quaker technology and know-how. In view hereof, the Declaration of Secrecy and Non-competition, which is attached hereto as Addendum 4, forms part of the terms of your employment agreement.

5. You will be entitled to a vacation allowance of 8.5% of your annual base salary (12 x monthly salary), which will be paid out to you in April of each year.

6. In view of the representative character of your job, you will be entitled to a representation allowance of Dfl. 600,-- per month net. This allowance should not be seen as salary, but is meant as compensation for expenses resulting from the entertainment of business relations at home, etc. In case there will be a change in the Dutch (tax) law, the new (tax) legislation will be applied.

7. You will receive a yearly bonus payment, which will be paid in December of each year. The bonus system is based on 0,75% of the consolidated European Profit From Operations (P.F.O.) with a maximum of 16.67% of 12 x monthly salary. For 1991, a guaranteed bonus of 47.6% (=16.67%: 35%) of the subject B.V. percentage will be applied. Consequently, the best of the two will be applicable to you.

                             Exhibit 10(h) Page
                                      3

PAGE 3 - LETTER OF APPOINTMENT OF MR. M. C. J. MEIJER
- ------------------------------------------------------------------

     See Article 2 of Addendum 2.

8. You will be entitled to an annual performance incentive on which you will find full details in Article 3 of Addendum 2.
     The formula is based on the principle of the achievement of your financial goals and your personal goals.

9. You will be entitled to a company automobile for business and personal use with full maintenance and cost of fuel for both business and personal travel. In accordance with the subject Company Car Policy, for 1990, the car may cost a maximum of Dfl. 67.275,--, excluding VAT which amount will be reviewed on a yearly basis.

     See Article 4 of Addendum 2.

10. You will be entitled to 100% reimbursement of your telephone expenses upon receipt of the PTT-bill. If there should be a change in the Dutch (tax) law, the new (tax) legislation will be applied.

11. You will participate in the (premium free) Company Pension Scheme; all pension rights resulting from your employment contract with Quaker Chemical (Holland) B.V. will be taken over by Quaker Chemical Europe B.V. Your pension base consists of : 13 times the basic monthly salary plus the vacation allowance (8.5% of 12 x monthly salary), less the franchise; with the exception of this pension base, all elements as stated in the Pension Regulations will be applica-ble to you.

     For details, also on widow(er) pension, early retirement and extra payment on (early) retirement, see Article 5 of Addendum 2.

12. You will participate in the (premium free) Company Collective Health Insurance Scheme, the Business Travel Accident Insur-ance, the Travel Luggage Insurance, and the Supplementary
     Disability Insurance.

     See Article 6 of Addendum 2.

13. You are entitled to the "spouse travel arrangement," which serves to compensate the family inconvenience by frequent travel; you are allowed to be accompanied by your wife once per year on one approved business trip with a maximum of seven days paid by Quaker; the place is determined by the business trip and the days are not in addition to the trip.

                             Exhibit 10(h) Page
                                      4

PAGE 4 - LETTER OF APPOINTMENT OF MR. M. C. J. MEIJER
- ------------------------------------------------------------------

14. You will be entitled to a number of paid holidays in accor-dance with the Company Holiday Arrangement.

     See Article 7 of Addendum 2.

15.  You are entitled to join the Company Premium Savings Plan.

     See Article 8 of Addendum 2.

16. With regard to Jubilee gifts, see Article 9 of Addendum 2 for details.

17. In case of relocation, you will be entitled to reimbursements in accordance with Article 10 of Addendum 2.

18. The above provisions reflect all employment conditions applicable to you as of January 1, 1991. Any other employment conditions which might have been agreed upon with you previ-ously either verbally or in writing are no longer applicable as of January 1, 1991.

If you agree with the contents of this letter of appointment, we expect you to return a signed copy of this letter and of its Addenda, each single page signed by you.

We are convinced that you are able to contribute substantially to the long-term growth and diversification strategy of our company.

Sincerely yours,                        Signed for agreement:
Quaker Chemical Europe B.V.



E. R. Aemisegger                        Name:
Vice President-International
Operations


Date:                                   Date:



                             Exhibit 10(h) Page
                                      5

                                                       April 1990

                                 ADDENDUM 2
                                 ----------

                To Letter of Appointment dated April 10, 1990

                   SUMMARY OF GENERAL TERMS OF EMPLOYMENT
                   --------------------------------------

                              FOR MANAGEMENT OF
                              -----------------

                         QUAKER CHEMICAL EUROPE B.V.
                         ---------------------------


1.   Salary
     ------
     Salary ranges are laid down in a scale with minimums and maximums. Salaries are based on job classification and years of experience. Depending on the performance appraisal result, merit increases may be granted until the maximum of the range is reached.

2.   Bonus
     -----
     The bonus system is based on 0.75% of the Profit From Opera-tions (PFO) of the European consolidated result, with a maximum of 16.67% of the basic annual salary (= 12 x monthly salary).

3.   Incentive Plan
     --------------
     This plan applies to the Vice President and the members of the Quaker Chemical Europe Management Team. The exact formula will be communicated with participants during 1990.

4.   Company Car
     -----------
     The members of the Quaker Europe Management Team are eligible for a company automobile for business and personal use, in accordance with the company car policy. The car for the Vice President Europe may cost f 67.275,--, excluding VAT (for
     1990), to be reviewed on a yearly basis.

     The car for the Quaker Europe Management Team members may cost f 46.893,--, excl. VAT (for 1990), to be reviewed on a yearly basis.

5.   Old Age Pension
     ---------------
     Employees of 25 years of age and older are building up an old age pension of 1.75% per annum based on a final pay system. The premium is fully paid by Quaker. The old age pension is integrated and will be paid out together with the government old age pension.


                             Exhibit 10(h) Page
                                      6

     Pensionable salary = 13 x monthly salary + vacation allowance (8.5% of 12 x monthly salary) -/- the franchise.

  -  Widow/Widower Pension Arrangement
     ---------------------------------
     In case of the death of an employee, the widow/widower receives a pension of 70% of the employee's old age pension and 14% for each child under 21 years of age.

  -  Early Retirement
     ----------------
     Employees who have been in Quaker's employment for at least 10 consecutive years and wish to retire at the age of 62-1/2 years are paid 90% of their annual income (base salary + holiday allowance) during the first year and 80% during the following 1-1/2 year. The early retirement arrangement excludes specific situations of participation.

  -  Extra Payment on the Occasion of Retirement/Early Retirement.
     ------------------------------------------------------------
     On the occasion of retirement at the age of 65 or entrance in the early retirement, the parting employee will receive an extra payment of one month gross salary; possible taxes will be deducted.

6.   Insurance and Additional Arrangements
     -------------------------------------

  -  Collective Health Insurance
     ---------------------------
     Quaker has affected a Collective Health Insurance with "Nationale Nederlanden." In principle, there is 100% cover-age. The package also includes basic dentist insurance; the premium is fully paid by Quaker.

  -  Business Travel Accident Insurance
     ----------------------------------
     The Business Travel Accident Insurance provided by the parent company covers all employees in case of accident while travelling on company business. The principal sum of Acciden-tal Death and Dismemberment Insurance is: $100,000.

  * Apart from this there is a "24 hour Collective Accident/Dis-ability Insurance" that provides coverage for all employees equal to a maximum of three times the yearly income (basic salary plus holiday allowance and 10% bonus).

     Both policies contain certain exclusions.


                             Exhibit 10(h) Page
                                      7

  -  Travel (Luggage) Insurance
     --------------------------
     Luggage of employees travelling abroad (world coverage) is insured to a maximum of f 5.00,-- per occasion split up in:
     Luggage: Dfl. 4000,-- with a maximum of 25% = Dfl. 1000,-- for high value items (camera, jewelry, etc.); cash: Dfl. 1000,--; each individual has an own risk of Dfl. 100,-- per occasion, the premium is paid by Quaker.

  -  Supplementary Disability Insurance
     ----------------------------------
     An additional disability insurance has been arranged since the Government Disability Insurance covers annual salaries up to a maximum of f 69.392,-- only. The insurance covers a disability benefit of 80% of 12 x the monthly salary + holiday allowance + a 13th month. The premium is fully paid by Quaker. The policy may exclude certain "high risk" factors depending on medical (non) acceptance.

  -  Income During Sickness and Permanent Disablement
     ------------------------------------------------
     Employees who comply with the regulation of the Sickness Benefits Act/Disablement Insurance Act will, in case of a total disablement to work because of sickness, receive an addition to 100% net income (including bonus and holiday allowance) during and in total for a maximum period of 24 months.

  -  Natural Death
     -------------
     In case of natural death of an employee, heirs are paid an amount equal to 3 months' salary net.

  -  Medical Examination
     -------------------
     Members of the European Management Team are entitled to a yearly medical examination to be arranged by the Personnel
     Department.

  -  Home Help Arrangement
     ---------------------
     In case of illness of the wife/life partner of an employee or in case of illness of a single employee with children, Quaker will contribute 50% of the costs of a professional who will take over the normal care of the family under certain condi-tions.


                             Exhibit 10(h) Page
                                      8

7.   Holidays
     --------

  -  Holiday Allowance
     -----------------
     All QCE employees are paid a holiday allowance of 8.5% of their annual salaries. The holiday allowance is paid out in April.

  - The basic number of holidays is 26. This number is increased according to the age to be reached in the year concerned if over 35:

          20 - 34 years of age:  26 days
          35 - 39 years of age:  27 days
          40 - 44 years of age:  28 days
          45 - 49 years of age:  29 days
          50 - 54 years of age:  30 days
          55 - 65 years of age:  31 days

8.   Savings
     -------

  -  Company Premium Savings Plan
     ----------------------------
     All QCE employees can join the company premium savings plan after 6 months of service. Quaker gives a savings premium of 50% with a maximum of f 750,-- per year.

  -  Loan for Mortgages
     ------------------
     Every employee is eligible for a loan when purchasing the first house for self-occupance. Repayment of the loan is at least 10% per year. The maximum of the loan is 50% of the employee's annual salary, with a maximum of f 25.000,--. The interest rate is prime rate ("promesse disconto") plus 1.5.

9.   Jubilee Gift
     ------------
     Employees will receive a Jubilee gift:

       - on the occasion of 12-1/2 years of service a net amount of f1.250,--;
       - on the occasion of 25 years of service a net amount of f 1.750,--;
       - on the occasion of 40 years of service a net amount of f2.500,--.


                             Exhibit 10(h) Page
                                      9

10.  Relocation
     ----------

  -  Relocation Expenses
     -------------------
     If an employee moves to an area within 40 KM from the place where Quaker Chemical Europe is based, he/she will be reim-bursed for the transportation of his/her household effects.

  -  Redecoration Allowance
     ----------------------
     If an employee moves to an area within 40 KM from the place where Quaker Chemical Europe is based, he/she will receive a redecoration allowance to the amount of 1-1/2 times the gross monthly salary net, up to a maximum amount of f 12.000,-- net.



Quaker Chemical Europe B.V.             Signed for agreement



By:                                     Name:


Date:                                   Date:



                             Exhibit 10(h) Page
                                      10

                                                                    ADDENDUM 3

                         JOB DESCRIPTION


COMPANY                            :    Quaker Chemical Europe B.V.
DEPARTMENT                         :    Quaker Chemical Europe
POSITION                           :    Vice President
POSITION HOLDER                    :    M. C. J. Meijer
REPORTS TO (Title)                 :    President, Quaker Chemical
                                          Corporation
REPORTS TO (Name)                  :    S. W. W. Lubsen
DATE                               :    April 1990
APPROVED BY POSITION HOLDER        :
APPROVED BY SUPERIOR               :


FUNCTION
- --------

The establishment and maintenance of an organization for the direction, control, and support of all European operations to achieve the Corporate objectives of profit, growth, and return on invested capital.

SCOPE
- -----

The European Vice President is responsible to the President, Quaker Chemical Corporation, for Quaker Chemical Europe (QCE) activities in all areas of Europe, Africa (excluding Southern Africa), and the Middle East including the Persian Gulf states.

PRINCIPAL DUTIES
- ----------------

1.   Consolidated Affiliates

     Structure, direct, and control the marketing, technical, manufacturing, financial, and administrative functions to best meet Corporate objectives.

     Organize and direct the liaison between European affiliates and European Headquarters.

     Organize and direct the liaison between European Headquarters and Conshohocken.

     Establish and ensure maintenance of legal, accounting, and banking services in accordance with sound business procedures.



                             Exhibit 10(h) Page
                                      11

     In review and consultation with the Managing Director of each affiliate, ensure effective management.

     Provide short and longer term operating and capital budgets.

     Review capital expenditure programs to ensure their adequacy in support of anticipated operations but in conformity to return on invested capital objectives.

     Direct the organization and program for training employees with special attention to management development and succes-sion.

     Provide guidance in establishing and maintaining the best possible Corporate image in the European Arena and countries of residence.

2.   License Agreements

     Responsible for assisting in the negotiation of new and servicing of established licensing agreements.

     Organize and direct the supply of technical and marketing assistance.

     Assure timely remission of license fees and reimbursable expenses to Quaker Chemical Corporation.

     Provide the organization and program for the indoctrination and training of employees of the licensee company.

3.   General

     Management development: Responsible for the development and maintenance of a climate --

       - conducive to a free flow and exchange of ideas where job experience and training of individuals enable realization of optimal career potential.

       - where managers can develop, and members of the top management group will have maximum opportunities to qualify for Vice Presidential, COO, and CEO positions.

     Organizational Development: Ensures individually and collec-tively an organizational structure designed for effective implementation of internal development programs.



                             Exhibit 10(h) Page
                                      12

     Corporate Planning: Responsible for individual affiliates and total European operations for the development and maintenance of programs to ensure growth and conformity to the Management Plan. While principal growth is envisioned to be generated through internal programs, external means are to be explored and possibly utilized.

     Constantly explore, determine, and review potential in new diversified areas of activity and submit to the President specific recommendations in regard to new development.

     Represent the Corporation's interest in negotiations for new
     European associations.

     Cooperate with Corporate operations to ensure a two-way flow of technical and market information.

     Maintain regular written and personal contact with all European affiliated and licensee companies.

     Act in an advisory capacity with other members of top manage-ment to ensure integration of activities of European operation with overall Corporate objectives and plans.

     Development and maintenance of a strategic assessment of Quaker's investments in Europe.



                             Exhibit 10(h) Page
                                      13

                                                                    ADDENDUM 4

                TO LETTER OF APPOINTMENT DATED APRIL 10, 1990

                 DECLARATION OF SECRECY AND NON-COMPETITION

SECRECY
- -------

The undersigned Employee shall not, whether during his employment agreement with Quaker Chemical Europe B.V. or at any time thereaf-ter, reveal to third parties in any way, in whatever form, either directly or indirectly, any information regarding or relating to the business of Employer of which he reasonably may understand that this is not intended for knowledge of third parties, irrespective of the source of such information, on forfeiture of a penalty payable forthwith in favour of Employer of Dfl. 100.000,-- for each infringement, without prejudice, to the right of Employer to claim actual damages in addition to such penalty. The aforementioned information includes, for example, any specific Quaker formulation and any specific Quaker working method or process, but does not include any working methods in which Employee has gained experience during his employment relationship with Employer and which are in the public domain.

NON-COMPETITION
- ---------------

The undersigned Employee shall not, during a period of 12 months after the termination of his employment agreement with Quaker Chemical Europe and within Europe, without prior written approval of Employer establish, carry on, or cause to be carried on a business which is in any form competitive with the business of Employer or have interest in or be active in or on behalf of such business in whatever way.

The undersigned Employee forfeits in favour of Employer a penalty payable forthwith of Dfl. 100.00,-- for each day of infringement of the above-mentioned prohibition without prejudice to the right of Employer to claim actual damages in addition to such penalty.

Employer may at any time at his own initiative or at the request of the undersigned Employee, wholly or partly, waive the stipulation referred to in this article. As long as the undersigned Employee has not requested Employer to waive the stipulation as referred to in this article, this stipulation shall be deemed between the parties not to harm the Employee unreasonably nor to impede him in a significant way to be employed otherwise than by Employer.

QUAKER CHEMICAL EUROPE B.V.        Signed for agreement:


By:___________________________     Name:_________________________


Date:_________________________     Date:__________________________



                             Exhibit 10(h) Page
                                      14